Exhibit 2.1.1

Electronic Articles of Incorporation For SMART RX SYSTEMS, INC. P13000068431 FILED August 16, 2013 Sec. Of State rdunlap The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation: Article I The name of the corporation is: SMART RX SYSTEMS, INC. Article II The principal place of business address: 1081 WILLA SPRINGS DRIVE WINTER SPRINGS, FL. US 32708 The mailing address of the corporation is: 5703 RED BUG LAKE ROAD SUITE 256 WINTER SPRINGS, FL. US 32708 Article III The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS. Article IV The number of shares the corporation is authorized to issue is: 100,000,000 COMMON 25,000,000 PREFERRED Article V The name and Florida street address of the registered agent is: THE PRINCIPAL LAW FIRM, P.L. 7025 CR46A, SUITE 1071, PMB 353 LAKE MARY, FL. 32746 I certify that I am familiar with and accept the responsibilities of registered agent. Registered Agent Signature: SHIVON PATEL

Article VI The name and address of the incorporator is: SANDEEP MATHOW 5703 RED BUG LAKE ROAD SUITE 256 WINTER SPRINGS, FLORIDA 32708 Electronic Signature ofincorporator: SANDEEP MATHOW P13000068431 FILED August 16, 2013 Sec. Of State rdunlap I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s. 817 .15 5, F. S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status. Article VII The initial officer(s) and/or director(s) of the corporation is/are: Title: P SANDEEP MATHOW 5703 RED BUG LAKE ROAD, SUITE 256 WINTER SPRINGS, FL. 32708 US

COVER LETTER TO: Amendment Section Division of Corporations NAME OF CORPORATION: SMART RX SYSTEMS, INC. DOCUMENT NUMBER: The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: SANTU ROHATGI Name of Contact Person SMART RX SYSYTEMS, INC. Firm/ Company Address City/ State and Zip Code SANTU.ROHATGI@SMARTRXSYSTEMS.COM E-mail address: (to be used for future annual report notification) For further information concerning this matter, please call: MICHAEL SCILLIA at (954-254-0044 ) Name of Contact Person Area Code & Daytime Telephone Number Enclosed is a check for the following amount made payable to the Florida Department of State: $35 Filing Fee 43.75 Filing Fee & Certificate of Status $43.75 Filing Fee & Certified Copy $52.50 Filing Fee Certificate of Status (Additional copy is Certified Copy enclosed) (Additional Copy is enclosed) Mailing Address Street Address Amendment Section Amendment Section Division of Corporations Division of Corporations P.O. Box 6327 Clifton Building Tallahassee, FL 32314 2661 Executive Center Circle Tallahassee, FL 32301 P13000068431 5703 RED BUG LAKE ROAD #256 WINTER SPRINGS, FLORIDA 32708

Articles of Amendment to Articles of Incorporation of SMART RX SYSTEMS, INC. (Name of Corporation as currently filed with the Florida Dept. of State) (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name, enter the new name of the corporation: The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.” B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS ) C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX) D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address: Name of New Registered Agent (Florida street address) New Registered Office Address: , Florida (City) (Zip Code) New Registered Agent’s Signature, if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page 1 of 5 P13000068431

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) **XXX Change**	**P, D, S**	**SANDEEP MATHOW**	
____ Add			
____ Remove			
2)____ Change	**T, D**	**SANTU ROHATGI**	**5703 RED BUG LAKE RD. #256**
XXX ADD			**WINTER SPRINGS, FL. 32708**
____ Remove			
3)____ Change	**S**	**MICHAEL SCILLIA**	**4737 N. OCEAN DR. #213**
XXX Add			**LBTS, FL 33308**
____ Remove			
4)____ Change			
____ Add			
____ Remove			
5)____ Change			
____ Add			
____ Remove			
6)____ Change			
____ Add			
____ Remove			

Page 2 of 5

E. If amending or adding additional Articles, enter change(s) here: (Attach additional sheets, if necessary). (Be specific) RESTATING ARTICLES IV & V, AS ATTACHED F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A) Page 3 of 5

The date of each amendment(s) adoption: JANUARY 8, 2016 , if other than the date this document was signed. Effective date if applicable: (no more than 90 days after amendment file date) Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records. Adoption of Amendment(s) (CHECK ONE) X The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): “The number of votes cast for the amendment(s) was/were sufficient for approval by .” (voting group) The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated NOV. 30, 2016 Signature (By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) SANTU ROHATGI (Typed or printed name of person signing) DIRECTOR AND CFO (Title of person signing) SEE ATTACHED NEXT PAGE Page 4 of 5

RESTATED ARTICLES OF INCORPORATION OF SMART RX SYSTEMS, INC. The language inserted below shall replace in its entirety, Articles IV and V, their Amendments or Re-Statements of the same Article number stated below, resolved and filed prior to November 30, 2016. ARTICLE IV CAPITAL STOCK OF THE CORPORATION The capital stock of the Corporation shall consist of (a) 100,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), of various Classes of voting shares and various Series of non-voting shares, as determined and allocated by the Board of Directors; and (b) 50,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”, of various Series of non-voting shares, as determined and allocated by the Board of Directors. Each Class or Series shall respectively possess the rights, powers and preferences as set forth by resolution of the Board of Directors, but once resolved, any changes to the rights, powers, preferences or features of any Class or Series of Common or Preferred Stock requires a 2/3’s vote of the respective holders of that applicable Class or Series of Stock. The descriptions of the Original Common Shares, Class A Common Shares and Founders’ Non-Voting Preferred Shares, as resolved by the Board of Directors, and filed with the State of Florida March 25, 2015, remain active in this Article IV. The Board may issue other Classes and Series of Common and Preferred Stock without re-statement of these Articles pursuant to the By-Laws of the Corporation. ARTICLE V BOARD OF DIRECTORS The terms, conditions and rules governing the Board of Directors shall be as prescribed by the Corporation’s By- Laws, as amended from time to time.

Exhibit 18 Electronic Arti.cles of Incorporation For SMART RX PHARMACY INC P16000040162 FILED May 0~ 2016 Sec. Or St te tchang The undersigned incorporntor, for the purpose of fom1ing a Florida profit corporation, hereby adopts the following Articles of Incorporation: Article I The name of the corporation is: SMART RX PHARMACY INC Article II The principal place of business address: 4290 SOUTH H\VY 27 IO I CLERMONT, FL 34711 The mailing address of the corporation is: 4290 SOUTH HWY 2 7 IO I CLERMONT, FL. 347 11 Article III The purpose for which this corporation is organized is: ANY AND ALL LAWFUL BUSINESS. Article IV The number of shares the corporation is authorized to issue is: I .. Article V The name and Florida street address of the registered agent is: SMART RX SYSTEMS INC 5703 RED BUG LAKE RD 256 WINTER SPRINGS, FL. 32708 I certify that I am familiar vvith and accept the responsibilities of registered agent Registered Agent Signature: PRITI PATEL

Article VI The name and address of the incorporator is: SMART RX SYSTEMS INC 5703 RED BUG LAKE RD 256 WINTER SPRINGS, FL 32 708 Electronic Signature of Incorpora tor: PRITI PATEL P16000040162 FILED May 04 2016 Sec. Of St te tchang I am the incorporator submitting these Articles of Incorporation and aftinn that the facts stated herein are true. I am a.ware that false infonnation submitted in a document to the Department of State constitutes a third degree felony as provided for in s.&17.155, F.S. I understand the requirement to fi.le an ammal repo11 between January 1 st and May 1st in the calendar year following fonnation of this corporation and every year thereafter to maintain "active" status. Article VII The initial oflicer(s) and/or director(s) of the corporation is/are: Title: CEO SMART R..'X SYSTEMS INC 5703 RED BUG LA~E RD WINTER SPRINGS, FL. 32708